AMENDMENT NUMBER ONE
TO THE
INVESTMENT ADVISORY AGREEMENT
This Amendment Number One, dated November 1, 2004, to the Investment Advisory
Agreement, dated May 31, 1997 (the Agreement), by and between Van Kampen Trust for Investment Grade Pennsylvania Municipals
(the Fund), an unincorporated trust
established under the laws of the Commonwealth of Pennsylvania (the Trust), and Van
Kampen Asset Management (the Adviser,
successor in interest of Van Kampen
Investment Advisory Corp.), a Delaware
statutory trust, hereby amends the terms and conditions of the Agreement in the manner specified herein.
W I T N E S S E T H
WHEREAS, the Board of Trustees of the
Fund at a meeting held on September 23, 2004 has approved a reduction in the investment management fee payable by the Fund to the Adviser; and
WHEREAS, the parties desire to amend
and restate Section 2. (a) of the Agreement relating to the investment management fee.
NOW THEREFORE, in consideration of the
foregoing and the mutual covenants and
agreements hereinafter contained,
the parties hereby agree to amend the
Agreement, as follows:
  Section 2.(a) of the Agreement is
hereby deleted in its entirety and replaced with the following:
2. (a) Fee. For the services and
facilities described in Section 1,
the Fund will accrue
daily and pay to the Adviser at the
end of each calendar month an investment management fee equal to 0.55% of the average daily managed assets of the Fund (which for purposes of determining such fee, shall mean the average daily value of the Fund, minus the sum of accrued liability other than the aggregate amount of any borrowings undertaken by the Fund).
IN WITNESS WHEREOF, the parties have
caused this Agreement to be executed as of the day and year first above written.

VAN KAMPEN TRUST FOR INVESTMENT GRADE
PENNSYLVANIA MUNICIPALS

By:
   ---------------------------
    Ronald E. Robison
    Executive Vice President
    and Principal Executive Officer

VAN KAMPEN ASSET MANAGEMENT


By:
   ---------------------------
    Edward C. Wood, III
    Managing Director